Exhibit 10(a)32

PENSION EQUALIZATION PLAN
OF ENTERGY CORPORATION AND SUBSIDIARIES
(As Amended and Restated Effective January 1, 2009)

Certificate of Amendment

Amendment No. 10

    THIS AMENDMENT, executed this 13th day of December, 2023, and effective January 1, 2024, constitutes the Tenth Amendment of the Pension Equalization Plan of Entergy Corporation and Subsidiaries (As Amended and Restated effective January 1, 2009) (the “Plan”).
All capitalized terms used in this Amendment No. 10 shall have the meanings assigned to them in the Plan unless otherwise herein defined.
WHEREAS, Amendment No. 5 to the Plan excluded from participation in the Plan any Employee who is a participant in the Entergy Corporation Cash Balance Plan for Non-Bargaining Employees or the Entergy Corporation Cash Balance Plan for Bargaining Employees;
WHEREAS, Effective 12:01 a.m. Central time on January 1, 2022, the Entergy Corporation Cash Balance Plan for Non-Bargaining Employees was merged with and into the Entergy Corporation Retirement Plan for Non-Bargaining Employees. To effect the merger, a new Appendix J was added to the Entergy Corporation Retirement Plan for Non-Bargaining Employees as of January 1, 2022 to govern the determination of benefits with respect to those certain Appendix J Participants, defined to include those individuals who were eligible to participate in the Entergy Corporation Cash Balance Plan for Non-Bargaining Employees immediately prior to the effective time of the merger, and who commenced participation in Appendix J to the Entergy Corporation Retirement Plan for

Non-Bargaining Employees pursuant to Section J-4.3 thereof, as well as any other individuals who may become Appendix J Participants following the merger;
WHEREAS, by Resolution of the Board of Directors adopted at its meeting of December 2, 2022, the name of the Personnel Committee of the Board of Directors was changed to the Talent and Compensation Committee of the Board of Directors;
WHEREAS, Effective 12:01 a.m. Central time on January 1, 2024, the accrued benefits of certain participants in the Entergy Corporation Retirement Plan for Non-Bargaining Employees, including participants in Appendix J thereof, will be spun-off to the Entergy Corporation Retirement Plan VI for Non-Bargaining Employees. Appendix J to the Entergy Corporation Retirement Plan VI for Non-Bargaining Employees shall govern the determination of benefits with respect to those certain Appendix J Participants who were eligible to participate in Appendix J of the Entergy Corporation Retirement Plan for Non-Bargaining Employees immediately prior to the effective time of the spin-off and whose accrued benefits in the Entergy Corporation Retirement Plan for Non-Bargaining Employees will be spun-off to the Entergy Corporation Retirement Plan VI for Non-Bargaining Employees;
THEREFORE, pursuant to Section 8.01 of the Plan, and in accordance with the Resolutions of the Board of Directors adopted at its December 2, 2022 meeting, changing the name of the Personnel Committee of the Board of Directors to the Talent and Compensation Committee of the Board of Directors, and as authorized by the Talent and Compensation Committee of the Board of Directors at its October 26, 2023 meeting, approving the spin-off, the Plan is hereby amended, as follows:
1.The second sentence in Section 1.24, the definition of “Qualified Plan,” is amended and restated in its entirety to read as follows:

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“The term "Qualified Plan" shall exclude the Entergy Corporation Cash Balance Plan for Non-Bargaining Employees, the Entergy Corporation Cash Balance Plan for Bargaining Employees, Appendix J of the Entergy Corporation Retirement Plan for Non-Bargaining Employees, and Appendix J of the Entergy Corporation Retirement Plan VI for Non-Bargaining Employees; and any reference herein to the "Qualified Cash Balance Plan" shall mean the Entergy Corporation Cash Balance Plan for Non-Bargaining Employees, the Entergy Corporation Cash Balance Plan for Bargaining Employees, Appendix J of the Entergy Corporation Retirement Plan for Non-Bargaining Employees, and Appendix J of the Entergy Corporation Retirement Plan VI for Non-Bargaining Employees.”

Definitions.

2.All references in the Plan to “Personnel Committee” shall mean and are replaced with “Talent and Compensation Committee,” and Section 1.20 of the Plan is hereby amended and restated in its entirety to read as follows:

“1.20    “Talent and Compensation Committee” means the Talent and Compensation Committee of the Board of Directors, as from time to time composed and which previously was called the Personnel Committee of the Board of Directors. References in the Plan to the “Personnel Committee” shall mean and are replaced with “Talent and Compensation Committee” and shall include any committee intended to be a successor thereto.”

    IN WITNESS WHEREOF, the Talent and Compensation Committee has caused this Tenth Amendment to the Pension Equalization Plan of Entergy Corporation and Subsidiaries (As Amended and Restated Effective January 1, 2009) to be executed by its duly authorized representative on the day, month, and year set forth above.

ENTERGY CORPORATION
TALENT AND COMPENSATION COMMITTEE
    through the undersigned duly authorized representative

                    /s/ Kathryn Collins_______________________
                    KATHRYN COLLINS
    Senior Vice President, HR and
                Chief Human Resources Officer
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